SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement            / / Confidential, for Use of the
                                               Commission Only (as permitted by
/X/ Definitive Proxy Statement                 Rule 14a-6(e)(2) )

/ / Definitive Additional Materials

/ / Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MAVERICK TUBE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/ No Fee required

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

                            MAVERICK TUBE CORPORATION
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017
                                 _______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 _______________

To the Stockholders of:

    MAVERICK TUBE CORPORATION

     Our Annual Meeting of Stockholders ("Annual Meeting") will be held at The Doubletree Hotel and Conference Center, 16625 Swingley Ridge Road, Chesterfield, Missouri 63017, on Tuesday, May 1, 2001 at 4:00 P.M., Central Standard Time, for the following purposes:

     1. To elect eleven (11) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

     2. To consider and act upon a proposal to approve an amendment to the Maverick Tube Corporation 1994 Stock Option Plan increasing the number of shares issuable thereunder from 1,000,000 shares to 1,500,000 shares; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 12, 2001, as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of stockholders for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at our office, 16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017.

    A copy of our 2000 Annual Report accompanies this Notice.

                                             By Order of the Board of Directors,

                                             /s/ Pamela G. Boone

                                             PAMELA G. BOONE
                                              Secretary

March 23, 2001
Chesterfield, Missouri

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING,
       PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

                           MAVERICK TUBE CORPORATION
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017


                                 PROXY STATEMENT

              ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2001

     As used in this Proxy Statement, unless the context otherwise requires, the terms "we," "us," "our" "Company" or "Maverick" refers to Maverick Tube Corporation.

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors, for use at the Annual Meeting of Stockholders to be held on May 1, 2001, or any adjournment thereof (the "Annual Meeting").

     Solicitation of proxies will be made primarily by mail. The cost of solicitation of proxies will be paid by us and will also include reimbursement paid to brokerage firms and others for their reasonable out-of-pocket expenses of forwarding solicitation materials to their principals.

     Recordholders of Maverick Tube Corporation's Common Stock and, indirectly, Maverick Tube (Canada) Ltd.'s Exchangeable Shares at the close of business on March 12, 2001 may vote at the meeting. Each stockholder has one vote for each share of Common Stock and each Exchangeable Share. On March 12, 2001, there were a total of 33,732,118 shares entitled to vote at the meeting. These consisted of 27,014,282 shares of Common Stock and 6,717,836 Exchangeable Shares. References to "shares" and "stockholders" in this proxy statement and at the annual meeting include all common stockholders and exchangeable shareholders entitled to vote at the meeting.

     Exchangeable Shares are designed to have economic rights equivalent to Common Stock and they can be exchanged on a one-for-one basis into Common Stock. Exchangeable shareholders may vote indirectly at the meeting by instructing CIBC Mellon Trust Company, Trustee, how to vote their Exchangeable Shares. The Trustee will only vote pursuant to the instructions of the relevant shareholders and will not vote any shares for which it has not received instructions. An exchangeable shareholder may also instruct the Trustee to give a proxy to a holder specifically designated by the shareholder or to grant a proxy to the management of Maverick Tube Corporation. Like common stockholders, on or about March 23, 2001, exchangeable shareholders are being mailed this proxy statement and Maverick Tube Corporation's 2000 Annual Report. They are also being mailed a form of proxy and voting instruction card relating to their Exchangeable Shares.

     Directors are to be elected by a plurality of the votes cast at the meeting. Except as provided by law or our Certificate of Incorporation or By-laws, the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting and present in person or represented by proxy is required to take action with respect to any other matter that may properly be brought before the meeting.

     Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The shares represented by each properly executed proxy card will be voted at the meeting in accordance with each stockholder's direction. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified by a holder of Common Stock, the Common Stock will be voted as recommended by the Board of Directors. However, if no choice has been specified by a holder of Exchangeable Shares, the Exchangeable Shares will not be voted with respect to such matter. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     The holders of a majority of the shares entitled to vote constitute a quorum. Votes that are withheld in the election of directors, abstentions on all other matters properly brought before the Annual Meeting and proxies relating to "street name" shares which are not voted by brokers on one or more, but less than all, matters (so called "broker non-votes") will be considered as shares present for purposes of determining a quorum. With respect to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. With regard to any other matters, abstentions (including proxies which deny discretionary authority in any other matters properly brought before this meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such other matters. Broker non-votes will not be treated as shares represented at the Annual Meeting as to such matter(s) not voted on and therefore will have no effect.

     Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to our Secretary, at the principal office of Maverick prior to the Annual Meeting, a written notice of revocation or a later-dated, properly executed proxy. This Proxy Statement and enclosed form of proxy are first being mailed or delivered to our stockholders on or about March 23, 2001.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 12, 2001 there are no persons known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of our shares, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of March 12, 2001, the beneficial ownership of (i) each of the executive officers named in the Summary Compensation Table, (ii) each present director and executive officer of Maverick and (iii) all present directors and executive officers as a group, of shares of our Common Stock. The individuals named have furnished this information to us.

                            Number of Shares   Currently
   Name of Individual or       Beneficially    Exercisable        Percent
   Number in Group              Owned           Options(1)        of Class

     Pamela G. Boone             5,000             4,000             *
     C. Robert Bunch            21,150            18,750             *
     Gregg M. Eisenberg        148,808            40,000             *
     T. Scott Evans             98,286            66,000             *
     Rhys Eyton                 13,000             5,200             *
     Dennis G. Flanagan          5,980             5,200             *
     Sudhakar Kanthamneni       91,008            40,000             *
     David H. Kennedy           51,650            15,000             *
     William E. Macaulay        22,500(2&3)       22,500             *
     Wayne P. Mang              15,000            15,000             *
     C. Adams Moore             24,200            15,000             *
     Barry R. Pearl             60,000            50,000             *
     Donald A. Pether            6,422             5,200             *
     Richard W. Preckel         12,000            12,000             *
     Norman W. Robertson        15,860             7,800             *
     J. Donald Wilson          240,046           235,106             *
     All current directors
       and executive officers
       as a group (16 persons) 830,910           586,756          2.46%
                                                          (of 33,732,118 shares)
    *  Represents less than 1% of the class.

          (1) Number of shares of Common Stock issuable upon the exercise of options that are presently exercisable or will first become exercisable within 60 days of March 12, 2001. Such shares are included in the number of shares of Common Stock indicated under the column captioned "Number of Shares Beneficially Owned" above.

          (2) Excludes: (a) 300,000 shares of Common Stock owned by American Gas and Oil Investors, Limited Partnership ("AmGO") and (b) 200,000 shares of Common Stock owned by AmGO II, Limited Partnership, ("AmGO II"). First Reserve Corp. is the managing general partner of AmGO and AmGO II. William
     E. Macaulay who is a Director of Maverick also serves as Chairman and Chief Executive Officer of First Reserve Corp. William E. Macaulay disclaims beneficial ownership of these shares.

          (3)  Excludes:  (a)  3,850  shares of  Common  Stock  owned by Anne R.
     Macaulay; and (b) 3,850 shares of Common Stock owned by Elizabeth R. Macaulay. Mr. Macaulay disclaims beneficial ownership of these shares.


                         ITEM 1 - ELECTION OF DIRECTORS

     The term of office of each of the eleven current members of our Board of Directors expires at the 2001 Annual Meeting. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote such proxies for the election of each of the eleven nominees named below as our directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified. If any persons named below should become unavailable for election as a director, the holders of the proxies reserve the right to substitute another nominee of their choice. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE ELEVEN NOMINEES NAMED BELOW.

     The following table sets forth information with respect to each nominee for election as a director, each of whom has agreed to serve if elected.

                                      Principal Occupation                         Served
                                    and Business Experience                         as a
                                    During Past 5 Years and                       Director
        Name           Age             Other Directorships                          Since
-------------------------------------------------------------------------------------------

C. Robert Bunch        46   Vice President and Chief Administrative Officer         1991
                            of Input/Output, Inc. since November 1999;
                            Partner in the law firm of King & Pennington,
                            L.L.P. from 1997 to 1999; Executive Vice President
                            and Chief Operating Officer of Oyo Geospace
                            Corporation (June 1995-May 1996); Attorney, Scott,
                            Douglass & Luton, L.L.P. (June 1994-May 1995);
                            President, Geo-Capital Resources, L.C.
                            (July 1993-May 1994).

Gregg M. Eisenberg     50   Chairman  of  the  Board  since   February   1996;      1988
                            President, Chief  Executive  Officer  and a
                            Director  of the Company since 1988.

Rhys T. Eyton          65   Chairman of  Canadian  Airlines  Corporation  Ltd.      2000
                            1994  to 1995; Chairman of Canadian Hotel Income
                            Properties since  1999;  Director  of  Prudential
                            Steel from 1995 to 2000; Director  of  Vancouver
                            Airport  Authority  since 2000;  Director of Clarica
                            Life Insurance Company since 1999.

Dennis G. Flanagan     61   President  and  Chief  Executive  Officer  of Elan      2000
                            Energy Inc. from  1978 to  1994;  Executive  Chairman
                            of Elan Energy, Inc. until it was  acquired  by Ranger
                            Oil  Limited in 1997.  Director  of  Prudential  Steel
                            from 1997 to 2000; Director of  NAL  Energy,  Inc.
                            since  1998;  Director  of Nexen, Inc. since 2000;
                            and Director of  Aqua-Pure  Ventures, Inc. since 1999.

David H. Kennedy       51   Independent energy consultant since January 1999;       1996
                            Managing  Director  of First  Reserve  Corp.  from
                            1981 to 1998;  Director of Berkley  Petroleum
                            Corporation and Carbon Energy Corporation.

William E. Macaulay    55   Chairman  and  Chief  Executive  Officer  of First      1987
                            Reserve Corp.   since  1983;   Director   of
                            Weatherford International, Inc., National-Oilwell,
                            Inc., Pride International, Inc., Superior Energy
                            Services,  Inc. and Grant Prideco, Inc.

Wayne P. Mang          63   President & Chief Operating  Officer Russel Metals      1997
                            from 1991 to May 1997; President and Chief Executive
                            Officer  Metals Group of Federal  Industries  Ltd.
                            from 1982 to 1991;  Non-Executive  Chairman  since 1996
                            and Director since 1996 of Wainbee Holdings, Ltd.

C. Adams Moore         67   Independent  consultant in the steel  distribution      1996
                            and fabrication businesses since February 1992; Vice
                            President of Sales of Bethlehem Steel Corporation and
                            President of Bethlehem Steel Export Corporation
                            from 1983 to 1992; Director of Fisher Tank Company
                            and Warren Fabricating Corporation.

Donald A. Pether       53   Chief Operating Officer, Dofasco, Inc. since 2000;      2000
                            Executive  Vice  President  of Dofasco,  Inc.  and
                            General Manager, Dofasco Hamilton from 1997 to 2000;
                            Vice President of Commercial from 1989 to 1997;
                            President  of  DoSol  Galva,   Inc.  since  1998;
                            member of Management  Committee  of  Gallatin  Steel
                            since 1997; Director of  Powerlasers  since 2000;
                            Chairman of the Board of Dofasco de Mexico since 2001;
                            Director of Prudential Steel from 1999 to 2000.

Norman W. Robertson    64   Chairman of Board-Prudential Steel from 1995 to         2000
                            2000; President  and  Chief  Executive  Officer
                            of ATCO Enterprises Inc.  from 1989 to 1994;
                            Director  of  Prudential Steel from  1973  to  2000;
                            Director  of  Clarica  Life Insurance Company since
                            1987; Director of Tesco Corporation since 1995.

J. Donald Wilson       62   Vice President and Director of Calgary  Exhibition      2000
                            and Stampede  since  1988;  President  and  Chief
                            Executive Officer Of  Prudential  Steel from 1985 to
                            2000;  Director of Prudential Steel from 1984 to 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms furnished to us, we believe all Section 16(a) filing requirements applicable to our directors and executive officers were complied with during calendar 2000 and were filed timely.

Board Committees

     Our Board of Directors has established an Audit Committee currently consisting of Messrs. Kennedy (Chairman), Eyton and Mang and a Compensation Committee currently consisting of Messrs. Bunch (Chairman), Kennedy and Moore. The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to our stockholders, potential stockholders and the investment community with regard to financial reporting and the adequacy of internal controls, policies and procedures and to function as a committee for the Board of Directors to report on, among other things, the independence of our independent public accountants. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the compensation of directors and executive officers. The Compensation Committee also administers Maverick's option and other benefit plans.

     During the year ended December 31, 2000, the Board of Directors held five meetings, the Audit Committee held two meetings and the Compensation Committee held two meetings. During such fiscal year each incumbent director attended no fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the meetings held during the period by the Committees of the Board of Directors on which he served.

Compensation of Directors

     We pay an annual retainer of $20,000 to each non-employee director. In addition, we pay to each non-employee director for each Board of Directors meeting attended, and for each committee meeting attended, compensation of $1,500 and $750, respectively. We also pay the ordinary and necessary out-of-pocket expenses incurred by non-employee directors to attend Board of Directors and committee meetings. Pursuant to our Director Stock Option Plan, as amended, which was approved by our stockholders in February, 2000 (the "Directors' Plan"), in calendar 2000, each director of Maverick, other than Mr. Eisenberg, received an option to acquire 7,500 shares of Common Stock at an exercise price equal to the fair market value of such shares at the time of grant. The Board of Directors has approved an increase in the number of shares underlying stock options to be awarded to each of our directors pursuant to the Directors' Plan. Beginning with the 2001 calendar year, each director will receive an option to acquire 10,000 shares of our common stock at an exercise price equal to the fair market value of such shares at the time of grant.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is now an officer or an employee of Maverick or any of its subsidiaries or has been at any time an officer of Maverick or any of its subsidiaries.

                             EXECUTIVE COMPENSATION

     The following table sets forth information relating to compensation paid to or accrued for the benefit of our Chief Executive Officer and each of our four highest paid executive officers (together identified as the "named executive officers") for all services rendered in all capacities to us during each of our last three completed fiscal years including the transition period. No compensation was paid in the form of restricted stock, stock appreciation rights or payouts pursuant to long-term incentive plans during any of the last three fiscal years including the transition period.


                           SUMMARY COMPENSATION TABLE

                              Fiscal                          Other Annual  Securities    All Other
           Name and            Year        Salary     Bonus   Compensation  Underlying  Compensation/
      Principal Position      Ended(1)     ($)(3)    ($)(4)      ($)(5)     Options(#)     ($)(6&7)
-----------------------------------------------------------------------------------------------------

 Gregg M. Eisenberg            2000      315,000    130,530       ---         30,000        21,800
 Chairman of the Board,        1999(2)    78,750     11,403       ---          ---           5,350
 President and Chief           1999      302,000     34,424       ---         90,000        39,296
 Executive Officer             1998      290,000     29,779       ---          ---          38,858

 T. Scott Evans                2000      180,000    75,534        ---         25,000        21,008
 Vice President-               1999(2)    45,000     6,362        ---          ---           5,350
 Commercial Operations         1999      172,000    18,149        ---         60,000        31,233
                               1998      165,000    15,233        ---          ---          31,399

 Sudhakar Kanthamneni          2000      185,000    76,420        ---         25,000        36,800
 Vice President -              1999(2)    46,250     6,967        ---          ---           9,100
 Manufacturing and             1999      177,000    21,850        ---         60,000        46,273
 Technology                    1998      170,000    16,135        ---          ---          46,852

 Barry R. Pearl                2000(8)   180,000    68,542        ---          ---          6,800
 Vice President-               1999(2)    45,000     6,516        ---          ---           ---
 Finance and Administration,   1999      172,000     19,605    94,024(9)      25,000        4,661
 Treasurer, Secretary and      1998       47,596      4,811       ---         80,000         ---
 Chief Financial Officer

J. Donald Wilson               2000(10)   206,229    103,114       ---         19,768    1,197,305(11)
President and Chief            1999(2)     58,902      7,365       ---           ---           389
Executive Officer Prudential   1999(12)   235,607     29,461       ---         52,014        1,555
Steel Ltd.                     1998(12)   212,555        ---       ---           ---         1,497


(1) Maverick changed its fiscal year from September 30th year-end to a December 31st year-end. As such, the summary compensation table reflects compensation paid during the 1998 and 1999 fiscal years, the transition period from October 1, 1999 to December 31, 1999, and from January 1, 2000 to December 31, 2000.

(2) Represents compensation paid during the transition period from October 1, 1999 to December 31, 1999.

(3) Includes that portion of salary deferred at the named executive officer's election under the Maverick Tube Corporation Savings for Retirement Plan (our "401(k) Plan").

(4) Executive officers of Maverick may earn bonuses under our Performance Bonus Plan (quarterly) and Profitability Bonus Plan (annually) if certain performance criteria, which are established annually, are met.

(5) Except as otherwise noted, other annual compensation paid or distributed to each of the named executive officers did not in any year exceed the lesser of $50,000 or 10% of his respective annual salary and bonus.

(6) Includes amounts contributed by us under our 401(k) Plan and additional compensation deferred under the Executive Deferred Compensation Plan established in fiscal 1996 for the benefit of certain executive officers. The Executive Deferred Compensation Plan provides for annual fixed deferred compensation awards (together with interest thereon) all of which are payable on the fifth anniversary of the first award, provided that the executive officer remains employed by us, or upon the executive officer's death or a change in control of Maverick. During calendar 2000, deferred compensation awards of $15,000, $15,000 and $30,000 were made to Messrs. Eisenberg, Evans and Kanthamneni, respectively.

(7) Includes additional amounts deferred under the Deferred Compensation Plan established in fiscal 1996 for the benefit of our executive officers and certain key managers. The Deferred Compensation Plan was established in order to retain the services of and provide long-term performance incentive to certain key employees of Maverick. The awards are established annually based on performance and profitability goals and cannot exceed 6% of the participant's base salary.

(8) Barry R. Pearl resigned as Chief Financial Officer of Maverick on December 1, 2000. Accordingly, compensation information for the year 2000 relates only to the period Mr. Pearl was employed by us.

(9) Represents the costs associated with the relocation of Mr. Pearl to the St. Louis area in connection with his employment by Maverick.

(10) Don Wilson resigned as President and Chief Executive Officer of Prudential Steel Ltd. on November 1, 2000. Accordingly, compensation information for 2000 relates only to the period Mr. Wilson was employed by Prudential Steel Ltd.

(11) Represents the costs associated with the retirement of Mr. Wilson following the change of control of Prudential Steel Ltd. Also, includes three years worth of salary and benefits, two months of consulting services and the pay-off of a car lease.

(12) Compensation for J. Donald Wilson represents the calendar year payments for the years ended December 31, 1998 and 1997.

                       OPTION GRANTS IN LAST CALENDAR YEAR


                                      Individual Grants
                          -------------------------------------------------          Potential Realizable
                           Number of      % of Total                                   Value at Assumed
                           Securities       Options                                     Annual Rates of
                           Underlying     Granted to    Exercise, or                Stock Price Appreciation
                            Options      Employees in   Base Price   Expiration       for Option Term(1)
          Name              Granted (#)   Calendar Year  ($/Sh)        Date           5%            10%
----------------------------------------------------------------------------------------------------------
Gregg M. Eisenberg...        30,000 (2)      11.6%       14.125        11-13-10    $ 690,244    $1,099,098
Barry R. Pearl.......             -           -           -                   -    $       -    $        -
T. Scott Evans.......        25,000 (2)       9.7%       14.125        11-13-10    $ 575,203    $  915,915
Sudhakar Kanthamneni.        25,000 (2)       9.7%       14.125        11-13-10    $ 575,203    $  915,915
J. Donald Wilson.....        19,768 (3)       7.7%       18.800        03-13-10    $ 605,360    $  963,934

(1) The potential realizable values shown illustrate the values that might be realized upon exercise immediately prior to the expiration of the option's term using 5 percent and 10 percent appreciation rates set by the Securities and Exchange Commission, compounded annually and therefore are not intended to forecast possible future appreciation, if any, of our stock price. Additionally, these values do not take into consideration certain provisions of the option that could affect value, such as the nontransferability or the termination thereof following termination of employment.

(2) Each option will become exercisable on November 13, 2003. Each option also becomes fully exercisable within 30 days of a Change of Control of Maverick. See "Employment Arrangements with Executive Officers."

(3) Options became exercisable on September 22, 2000 due to a change of control of Prudential Steel Ltd.

                         AGGREGATED OPTION EXERCISES IN
              LAST CALENDAR YEAR AND CLENDAR YEAR-END OPTION VALUES

                                                                                             Value of
                                                           Number of Securities            Unexercised
                                                          Underlying Unexercised          In-the-Money
                                                                 Options at                 Options at
                          Shares                            Clanedar Year-End (#)       Calendar Year-End
                         Acquired                               Exercisable/              ($)Exercisable/
     Name             on Exercise (#) Value Realized ($)        Unexercisable             Unexercisable (1)
-------------------------------------------------------------------------------------------------------------
Gregg M. Eisenberg...      30,000           408,750             40,000/120,000         $745,000/$1,650,000
Barry R. Pearl.......          --                --             50,000/30,000          $468,750/$281,250
T. Scott Evans.......          --                --             66,000/85,000          $1,144,122/$1,142,500
Sudhakar Kanthamneni.      50,000           609,895             70,000/85,000          $1,225,000/$1,142,500
J. Donald Wilson.....          --                --               235,106/  0          $3,443,616/ --

(1)  Represents the market value of the underlying  Common Stock at the close of
     business  on  December  29,  2000,  less  the  aggregate   exercise  price.
     Employment Arrangements with Executive Officers

We are not currently a party to any employment agreements with our officers or employees. We have entered into Severance Agreements with each of the named executive officers. With respect to Messrs. Eisenberg, Evans, and Kanthamneni, such Severance Agreements provide for severance pay upon the involuntary termination of the named executive officer (other than for cause) of an amount equal to one-half of the executive officer's then base annual salary. The Severance Agreements also provide for severance pay to the named executive officer if, within 30 months following a "Change of Control" of Maverick, the employment of the named executive officer with us (or our successor) is terminated by us (or our successor) other than for cause or is terminated by the named executive officer for "good reason." In this event, the executive shall be entitled to a lump-sum severance payment equal to two and one-half times the sum of (i) his then Base Salary, and (ii) the value of his bonus under our Performance Bonus Plan, assuming that the specified performance criteria for the year in question had been met. Additionally, the executive will be entitled to the continuation of certain benefits (such as health, life and disability insurance) for the 30 month period, and a "gross-up" payment in respect of "excess parachute payments", if any, resulting from payments under the Severance Agreement. A "Change of Control" is defined in the Severance Agreements to mean, generally, the occurrence of certain events which result in the acquisition by an entity, or group of entities acting in concert, of thirty-five percent (35%) or more of our outstanding Common Stock. The term "good reason" is defined in the Severance Agreements to mean, generally, a significant reduction of the duties or salaries, a required relocation of the named executive officer, the occurrence of certain breaches of the agreement by us or the determination of the executive officer that the business philosophy or policies of Maverick or its successor are not compatible with those of the executive officer. Additionally, the option agreements with each of the named executive officers with respect to options granted in November, 1995, September, 1996, November 1998, and November 2000 under our 1994 and 1990 Stock Option Plans respectively, shall become exercisable immediately upon the occurrence of certain events which would result in a Change of Control.

Barry R. Pearl resigned as Chief Financial Officer of Maverick on December 1, 2000. Following Mr. Pearl's resignation, we entered into an Agreement with him relating to, among other things, (i) the amendment of certain Stock Option Agreements previously entered into between us and Mr. Pearl, (ii) the termination of Mr. Pearl's Employment Agreement (with the exception of any Non-Disclosure and Non-Competition provisions contained therein), and (iii) the termination of Mr. Pearl's Severance Agreement. In consideration of the foregoing, we agreed to pay Mr. Pearl an aggregate amount of approximately $180,000.

J. Donald Wilson retired as the President and Chief Executive Officer of Prudential Steel Ltd. effective November 1, 2000. Pursuant to a Change of Control Agreement dated April 28, 1998 between Prudential and Mr. Wilson, payment of $1,197,305, (representing three times Mr. Wilson's then annual salary and his entire bonus for the year 2000) was paid to Mr. Wilson by Prudential. As provided in the Change of Control Agreement, Mr. Wilson is entitled to retain certain benefits, including life insurance, disability, medical and dental coverage then being provided to him by Prudential for a period of 36 months. To assist in implementing an orderly transition of its business combination with Prudential, Mr. Wilson agreed to provide consulting services for a period of two months at a rate based on his then current annual base salary.

In addition to the payments and benefits described above, Mr. Wilson, as a participant in Prudential's defined benefit pension plan, became eligible to receive benefits of approximately $33,000 per year under this pension plan upon his retirement. Benefits under the Prudential pension plan are calculated based on the average remuneration of the best five years out of the last ten years and the credited years of service for the retiree in question. Also, Mr. Wilson will receive $89,000 per year under Prudentials supplemental executive retirement plan. Remuneration for purposes of the pension and supplemental retirement plan calculation consists of the base salary plus 50% of any bonuses paid with respect to any year.

Only employees of Prudential and its subsidiaries participate in Prudential's pension plan. None of the five executive officers appearing in the Summary Compensation Table in this Proxy Statement, with the exception of Mr. Wilson who has retired, have participated in the plan. None of the executive officers of Maverick currently participate in Prudential's pension plan.


Certain Relationships and Related Transactions

In 2000, we paid club membership fees and certain other expenses (totaling approximately $71,867) to a country club in which Mr. Eisenberg, our Chairman and Chief Executive Officer, and Messrs. Evans and Kanthamneni, our Vice President - Commercial Operations and Vice President - Manufacturing and Technology, own a 20%, 2% and 2% equity interest, respectively. These fees and other expenses relate to club memberships used by certain officers and employees of Maverick in connection with business development activities and to foster customer relations. These membership fees and other expenses incurred by our executive officers and key employees were on substantially the same terms as those prevailing at the time for all members of the club. We expect to continue to pay similar membership fees and other expenses to this country club in calendar 2001.

In 2001, we paid approximately $36 million to Dofasco, Inc. for hot rolled steel, which represented approximately 12.5% of our total steel purchases, pursuant to a written agreement that expires on October 1, 2004. Mr. Pether, one of our directors, is Chief Operating Officer of Dofasco, Inc. We believe that our agreement with Dofasco, Inc. is on terms no less favorable to us than could have been obtained from unaffiliated third parties.

                          COMPENSATION COMMITTEE REPORT

Our Compensation Committee is committed to providing a comprehensive compensation package designed to attract and retain quality executive officers, instill a long-term commitment to us and ensure that the interests of management and our stockholders are aligned. With this in mind, the Compensation Committee's principal objective is to link executive compensation to corporate performance. However, the Committee also considers progress on strategic and other qualitative goals when determining base salaries of our executive officers. The Committee's compensation policies include the following:

     establishing compensation levels competitive with those of similar-size manufacturing companies;

     balancing our short-term and long-term goals and performance and those of our executive officers; and

     linking executive officer compensation to increasing shareholder value through stock options.

Given  the   Compensation   Committee's   policies,   our  executive   officers'
compensation packages primarily include three elements: (1) base salary; (2) cash bonuses; and (3) stock options.

Base Salaries

Base salaries for our executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by referring to the relevant competitive marketplace for executive management, which includes a comparison to a self-selected group of other manufacturing companies of a size similar to that of Maverick. The comparative group is not limited to companies which comprise the published industry index or peer group shown in our stock performance graph presented below. Rather, the Compensation Committee believes that the relevant marketplace for executive management is broader than that represented by other companies in our industry. The base salary for each of our executive officers is targeted generally at or below the mid-point within the comparative group. When determining base salary, the Compensation Committee also takes into account other aspects of the entire compensation package afforded by us to the individual officer, which include matching contributions under our 401(k) Plan, incentive compensation programs, deferred compensation and certain perquisites.

Base salaries are reviewed annually and adjusted after considering executive officer salaries of the comparative group (as discussed previously), our performance for the year, the individual executive's contribution to that performance, achievement of individual performance objectives and years of service with us. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers. In reviewing base salaries of our executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the views of Gregg M. Eisenberg, Chairman, President and Chief Executive Officer, whose views typically are subjective, such as his perception of the individual's performance, the importance of his role and functional responsibilities to the overall well-being of Maverick and any planned changes in functional responsibilities.

In determining Mr. Eisenberg's base salary for calendar 2000, the Compensation Committee considered several factors. These factors, to which the Committee did not attribute specific values or weights, included (i) our financial performance during fiscal 1999 relative to our peers in the oil service business, (ii) competitive salary and bonus levels for Chief Executive Officers at comparably sized public companies in similar businesses as well as general inflation of salaries in the economy, and (iii) our position in the market place. Based on these considerations, and Mr. Eisenberg's leading role in successfully completing our acquisition of Prudential, the Compensation Committee set Mr. Eisenberg's base salary for calendar 2001 at $362,250 which reflects a 15% increase over fiscal 2000. Mr. Eisenberg was also awarded deferred cash compensation of $15,000 during calendar 2000 under our Deferred Compensation Program.

Bonuses

Our executive officers are eligible for quarterly cash bonuses under the terms of our Performance Bonus Plan, not to exceed 15% of base salary, based on the achievement of specified objective criteria related to, among other things, sales and manufacturing results. In calendar 2000, the specified criteria were attained and Mr. Eisenberg and the other executive officers received quarterly cash bonuses.

Our executive officers are also eligible for annual cash bonuses, under the terms of our Profitability Bonus Plan. Under this plan, the Compensation Committee establishes bonuses as a percentage of base salary, which for calendar 2000 was limited to 60% of base salary in the case of our executive officers. The criteria for annual bonuses in calendar 2000 were the achievement by us of a specified earnings per share target and the achievement of certain other performance goals. In calendar 2000, we met our annual profitability goal and therefore annual bonuses equal to 50% of the maximum bonus awardable pursuant to the Profitability Bonus Plan were awarded to our executives. Stock Options

The granting of stock options is a key part of our overall compensation program designed to provide our executive officers and other key employees with incentives to maximize our long-term financial performance and align their interests with those of our stockholders.

In determining whether and how many options should be granted, the Committee may consider the seniority of and contributions of executive officers and key employees, as well as the number of options already held and such other factors as it deems appropriate. However, the Compensation Committee has not established target awards governing the receipt, timing or size of option grants under our stock option plans, other than to set a maximum limit. Thus, a determination by the Compensation Committee with respect to the granting of stock options is subjective in nature.

The Compensation Committee's primary consideration for determining the number of shares covered by options provided during 2000 to Mr. Eisenberg and our other executive officers, was to encourage the long-term retention and performance of these officers.

                                                   Respectfully submitted,

                                                   COMPENSATION COMMITTEE OF THE
                                                   BOARD OF DIRECTORS OF
                                                   MAVERICK TUBE CORPORATION

                                                   C. Robert Bunch, Chairman
                                                   David H. Kennedy, Member
                                                   C. Adams Moore, Member

                             AUDIT COMMITTEE REPORT

The Audit Committee consists of Messrs. Kennedy, Eyton and Mang, each of who is "independent" in accordance with the standards imposed by the New York Stock Exchange. The Audit Committee functions pursuant to a written charter, a copy of which is attached as Appendix A to this Proxy Statement.

     In connection with the 2000 financial statements, the Audit Committee has:

o Reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000;

o Discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants; and

o Received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the
     Independence Standards Board, and have discussed with them their independence.

Basedon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. Respectfully submitted,

                                                      AUDIT COMMITTEE OF THE
                                                      BOARD OF DIRECTORS OF
                                                      MAVERICK TUBE CORPORATION

                                                      David H. Kennedy, Chairman
                                                      Rhys Eyton, Member
                                                      Wayne P. Mang, Member


                  FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by Ernst & Young, LLP, the Company's principal accountant, for the year ended December 31, 2000:

                                                                      Amount
                                                                  (in thousands)
Audit Fee(1)                                                           $366
Financial  Information  Systems  Design  and Implementation Fees(2)      --
All Other Fees (3)                                                    1,165
                     Total Fees                                      $1,531

(1) Includes the annual financial statement audit and limited quarterly review services and expenses.

(2) No such services were provided by Ernst & Young, LLP for the most recent year.

(3) Primarily represents audit and tax services surrounding the acquisition of Prudential Steel, Ltd. The Audit Committee of the Board of Directors of the Company has considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining Ernst & Young, LLP's independence.

                                STOCK PERFORMANCE

Set forth below is a line graph comparing the cumulative total shareholder return since October 1, 1995 through December 31, 2000 on our Common Stock against the cumulative total return of the NASDAQ Stock Market - U.S. and our peer group as selected by us, as well as the Philadelphia Exchange Oil Service Index. Included in the peer group are our direct public competitors whose main operations are the manufacturing of tubular products and consist of Lone Star Steel Co., North Star Steel Co. and Prudential Steel Ltd. The peer group index has been provided for informational purposes only.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG MAVERICK TUBE CORPORATION, THE NASDAQ STOCK MARKET (U.S.),
          A PEER GROUP AND THE PHILADELPHIA EXCHANGE OIL SERVICE INDEX

                                  [LINE GRAPH ]

                                                         Philadelphia
             Maverick Tube                 NASDAQ Stock  Exchange Oil
             Corporation   Peer Group      Market (U.S.)    Service      S&P 500
--------------------------------------------------------------------------------
  9/95              100          100              100           (2)          100
  9/96              175          143              124           (2)          127
  9/97             1031          669              162          100           162
  9/98              172          156              162           47           174
  9/99              416          265              263           61           219
  12/99             617          292              390           69           251
  12/00(3)          566          318 (1)          237          101           226

*$100 INVESTED ON 9/30/94 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30th THOUGH 1999, THREE MONTHS ENDED DECEMBER 31, 1999 AND CALENDAR YEAR DECEMBER 31, 2000

(1) As of June 11, 2000 we announced the acquisition of Prudential Steel Ltd. Subsequent to this date, the peer group excludes Prudential Steel Ltd.

(2)  The Philadelphia Oil Service Index did not exist until September, 1997.

(3) On September 25, 2000, the Common Stock of Maverick was listed on the New York Stock Exchange and, on that same date, was withdrawn from trading on the NASDAQ National Market.

ITEM 2 - APPROVAL OF THE SECOND AMENDMENT OF THE MAVERICK TUBE CORPORATION 1994 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES COVERED THEREUNDER

On February 20, 2001, the Board of Directors of Maverick unanimously adopted a resolution authorizing the adoption of an amendment (the "Amendment") to the Maverick Tube Corporation 1994 Stock Option Plan (the "Plan") to increase the number of authorized shares of our Common Stock eligible to be issued under such Plan from 1,000,000 to 1,500,000. To comply with the listing requirements of the New York Stock Exchange (on which our common shares are traded), it is necessary that the Amendment be approved by Maverick's stockholders. The vote required to approve the Amendment is a majority of the shares of Common Stock present, in person or by Proxy, and voting at the Annual Meeting. If our stockholders approve the Amendment, we will promptly apply to the NYSE for the listing of the additional shares of our Common Stock.

As previously described, we combined our business with that of Prudential Steel Ltd. in September, 2000. As a result of this combination, we have nearly doubled the size of our business, and significantly increased the number of persons we employ. The purpose of this Amendment is to increase the number of shares issuable pursuant to the Plan commensurate with our expanded operations, thus permitting us to continue to provide a means to promote the services of the business and to enhance our ability to attract and retain the services of qualified persons. ACCORDINGLY, THE BOARD BELIEVES THIS AMENTDMENT IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND THE COMPANY.

The Plan is administered by the Board. The Plan authorized the Board to grant to key employees incentive stock options ("ISOs") and non-qualified stock options ("NQSO's") which may be granted thereunder until November 16, 2004, subject to the right of the Board of Directors to terminate such Plan at any time prior thereto. The Board may amend the Plan at any time.

An option enables the optionee to purchase shares of Common Stock at an exercise price set by the Board at the date of grant. In the case of ISOs, the exercise price per share may not be less than the fair market value of the Common Stock at the time the option is granted, and in the case of an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of our stock, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. No person may be granted ISOs under the Plan that are first exercisable during any calendar year for shares having an aggregate fair market value as of the date of grant of more than $100,000. In order to obtain the option shares, a participant must pay the full exercise price to us at the time of exercise of the option. The purchase price may be paid in cash or, with the consent of the Board, our stock, including stock acquired under the same option. All ISOs granted are intended to qualify under Section 422 of the Code.

The Plan provides that stock options may be granted with terms of no more than 10 years from the date of grant, provided that with respect to the grant of an ISO to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of stock, the term of such option may not exceed 5 years. Options will survive for a limited period of time after the optionee's death, disability or normal retirement. Any shares as to which an option expires, lapses unexercised or are terminated or canceled may be subject to a new option. An optionee will not realize any income, nor will we be entitled to a deduction, at the time an ISO is granted to him or within two years after the date the ISO was granted to him, for federal income tax purposes: (a) the optionee will not recognize any income at the time of exercise of his ISO; (b) the amount by which the fair market value (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the ISO price and the amount realized upon sale of the shares of the optionee will be treated as long-term capital gain or loss. We will not be entitled to a deduction upon the exercise of an ISO. We are entitled to a deduction for federal income tax purposes at the time and in the amount in which income is taxed to the optionee as ordinary income by reason of the sale of stock acquired upon the exercise of an ISO. An optionee will not realize any income at the time an NQSO is granted, nor will we be entitled to a deduction at that time. Upon exercise of an NQSO, the optionee will recognize ordinary income (whether the non-qualified stock option price is paid in cash or by the surrender of previously owned Common Stock), in an amount equal to the difference between the option price and the fair market value of the shares to which the non-qualified stock option pertains. We will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optionee.






Plan Benefits

The following table sets forth the stock option awards that have been granted under the Plan, which grants are subject to stockholder approval of the Amendment, to the individuals and groups identified below.



                                                                                  1994 Stock Option and Incentive Plan
     Name/Position                                                         Dollar Value ($) (a)             Number of Units
-----------------------------------------------------------------------------------------------------------------------------


     Gregg M. Eisenberg,  Chairman of the Board,  President and Chief
     Executive Officer                                                            423,750                       30,000

     Barry R. Pearl, Vice President Finance and Administration                       ---                          ---

     T. Scott Evans, Vice President - Commercial Operations                       353,125                       25,000

     Sudhakar   Kanthamneni,   Vice  President  -  Manufacturing  and
     Technology
                                                                                  353,125                       25,000

     Executive Group                                                              282,500                       20,000

     Non-Executive Director Group                                                    ---                           ---

     Non-Executive Employee Group                                               2,351,813                      166,500


The Board of Directors believes that the adoption of the Amendment, to increase the number of shares issuable upon the exercise of options granted thereunder from 1,000,000 to 1,500,000, is in our and our Stockholders' best interests, and accordingly recommends a vote FOR this proposal which is Item 2 on the proxy card. Proxies received in response to the Board's solicitation will be voted "FOR" approval of the Amendment if no specific instructions are included thereon for Item 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SECOND AMENDMENT TO THE MAVERICK TUBE CORPORATION 1994 STOCK OPTION PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP, our independent public accountants for the fiscal year ended December 31, 2000, have been selected as our independent public accountants for the fiscal year ending December 31, 2001. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make statements and respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

Under our By-laws, any stockholder who wishes to bring a matter before an annual meeting of stockholders must deliver a written notice to our Secretary not less than 45 days nor more than 90 days before the anniversary date of the day that proxy materials were first mailed for the prior year's annual meeting of stockholders, provided the actual date of the annual meeting of stockholders is within 30 days of the anniversary date of the prior year's annual meeting. The written notice must contain the name and record address of the stockholder submitting the proposal, a brief description of the proposal sought to be raised at the meeting, the number of shares of our stock beneficially owned by the proposing stockholder and certain other information specified in our By-laws. Failure to comply with this advance notice requirement will preclude the stockholder from submitting the proposal to the meeting. For the 2001 Annual Meeting of Stockholders, such written notice must be given not later than February 6, 2002, and not earlier than December 23, 2001. In addition, under the SEC's proxy rules, if a stockholder wishes to bring a matter before an annual meeting of stockholders but does not provide written notice of the proposal to us at least 45 days before the anniversary date of the day that proxy materials were first mailed for the prior year's annual meeting of stockholders, any proxies received by the Board of Directors from stockholders in response to its solicitation will be voted by our designated proxies in their discretion on such matter (if the matter is allowed to be brought before the meeting, consistent with our By-laws described above), regardless of whether specific authority to vote on such matter has been received from the stockholders submitting such proxies. Thus, any stockholder who wishes to submit a proposal at the 2002 Annual Meeting of Stockholders and also wishes to avoid the possibility of discretionary voting by our proxies on such matter must give written notice to our Secretary on or before February 6, 2002.

Under the Securities and Exchange Commission's proxy rules, any stockholder proposal to be presented at the 2002 Annual Meeting of Stockholders must be received by our Secretary at our principal executive offices not later than November 23, 2001, for inclusion in the Board of Director's Proxy Statement and form of proxy related to that meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of Common Stock owned by him of record or beneficially and the date on which the shares were acquired. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. Each proposal must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission.




A COPY OF OUR ANNUAL REPORT TO STOCKHOLDERS FOR CALENDAR YEAR 2000 ACCOMPANIES THIS PROXY STATEMENT.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR CALENDAR YEAR 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES) IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO MAVERICK TUBE CORPORATION, 16401 SWINGLEY RIDGE ROAD, SEVENTH FLOOR, CHESTERFIELD, MISSOURI 63017; ATTN.: SECRETARY.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE.

                                 OTHER BUSINESS

Our Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as set forth in the Notice which accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors,

                                             /s/ Pamela G. Boone

                                             PAMELA G. BOONE
                                             Secretary

                                                                      Appendix A

Maverick Tube Corporation
Audit Committee Charter


Organization:

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Maverick Tube Corporation (the "Company") shall be appointed by resolution of the Board and shall be comprised of at least three independent directors, all of whom shall be independent and financially literate, and at least one of whom shall have accounting and related financial management expertise, as such terms are defined in, and subject to the restrictions and exceptions set forth in,
Section 303.01 of the New York Stock Exchange listing standards. The Board shall designate the Chairman of the Committee and fill all vacancies.

Role of the Committee:

The Committee's primary role shall be as follows:

o Assist the Board in fulfilling its oversight responsibilities to shareholders, potential shareholders, the investment community and others with regard to the integrity of the Company's financial reporting and the adequacy of internal accounting and financial controls, policies and procedures.

o Serve as a communications focal point among non-Committee directors, management, the internal auditor, and the independent accountants with respect to accounting, financial reporting, and compliance.

o Function as a committee for the Board to report on the independence of the independent accountants and internal auditor, the integrity of management and the adequacy of the Company's public disclosures.

o    Perform other functions as required by law or assigned by the Board.

In addition, the Committee shall have the power to conduct or authorize investigations of any matters within the scope of its responsibility, with full access to all books, records, facilities and personnel of the Company. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigation.

Responsibilities and Processes:

The policies and procedures of the Committee shall remain flexible in order to best react to changing conditions and legal requirements and to ensure the Board and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Committee's primary responsibilities shall consist of the following:

Oversight of the Financial Reporting Process

1. Review, with the assistance of the Chief Financial Officer, independent accountants, and internal auditor, management's ethical standards with regard to the integrity in the financial reporting process and review the process for monitoring compliance with established standards.

2. Review, in consultation with the independent accountants and management of the Company, the audit scope and procedures of the independent accountants and the internal auditor.

3. Review with management and the independent accountants at the completion of each fiscal year:

     - The independent accountants' audit of and report on the financial statements;

     - Any significant changes required in the independent accountants' audit plan;

     - A formal written statement issued by the independent accountants which delineates all relationships between the independent accountants and the Company;

     - Any serious difficulties or disagreements that arose between the independent accountants and management during the course of the audit;

     - Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

4. Discuss with management and the independent auditors all matters identified by the independent auditors, as required by SAS No. 61, in connection with their annual audit and quarterly reviews of the Company's financial statements. Such discussions shall occur prior to the filing with the Securities and Exchange Commission of the Company's annual report on Form 10-K or its quarterly reports on Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of the quarterly (but not annual) discussions with the independent auditors.

5. Review and discuss with management any threatened, pending or ongoing litigation, which may result in a material financial impact on the Company.

6.   Review significant matters arising since previous audit reports,  including
     the  potential  impact  of  new  accounting   pronouncements  or  reporting
     practices

7. Review with the independent accountants and internal auditor the quality of the Company's accounting principles and the adequacy of the Company's policies and procedures. The review should include the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles, underlying estimates and other significant decisions made by management.

8.   Oversee the selection and activities of the independent accountants:

     -    Recommend to the Board the appointment of independent accountants.

     - Review non-audit services provided by the independent accountants to determine what effect, if any, these services may have on their independence.

     - Recommend to the Board the scope and fees of audit and non-audit services provided by the independent accountants.

Oversight of Internal Control

1. Oversee management's process for evaluating, updating and maintaining internal controls, including asset and information systems security.

2. Consider the findings and comments from the independent auditors on internal controls and review the status of audit recommendations made by the independent accountants and the internal auditor.

3. Review with management and the independent accountants the Company's accounting and financial policies and procedures related to:

     -    Conflicts of interest;

     -    Ethical conduct;

     -    Compliance with regulatory reporting and compliance requirements.

4. Review with the internal auditor and the independent accountants the scope and adequacy of the internal audit program, including the audit plan and staff.

5.   Periodically   discuss  the   internal   auditor's   review  of   officers"

     reimbursable expenses.

6. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent accountants receive during the course of the audit.

7. Prepare self-assessments of Committee activities to communicate opinions on the effectiveness of those activities and on the areas that could be improved.

Meetings and Reporting:

The Committee shall normally meet at least two times annually, with additional meetings held as considered necessary. The Committee Chairman shall request that members of management, the internal auditor, and representatives of the independent accountants be present at the meetings. The meetings may include executive sessions with management, the independent accountants and the internal auditor. In addition, the Committee may meet separately.

Periodic Review of Charter:

The Committee, with the assistance of counsel and the Company's independent accountants, shall reassess the adequacy of its Charter on an annual basis to ensure consistency with changing needs and compliance with all legal and regulatory requirements.

Limitations:

The Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the Company's financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The independent accountants not of the same quality as the audit or interim review perform the review of the financial statements by the Audit Committee.

                                                                     Appendix B

This  appendix  is  being  filed  pursuant  to  Instruction  No. 3 of Item 10 of
Schedule 14A. In accordance with such instruction, this appendix is not part of the 2001 proxy statement and has not been sent to the Company's stockholders.



                             1994 STOCK OPTION PLAN


                             I. Purpose of the Plan

The Maverick Tube Corporation 1994 Stock Option Plan (the "Plan") is intended to provide a means whereby key employees of Maverick Tube Corporation, a Delaware corporation ("Maverick"), and its subsidiaries (collectively, the "Company") may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, Maverick may award to employees of the Company options ("Options") to purchase shares of Maverick's common stock, par value $0.01 per share (the "Stock"). Options may be either nonqualified stock options ("NQSOs") or options which are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


                                II. Term of Plan

The Plan became effective as of November 16, 1994, subject to approval within twelve months from such effective date by the stockholders of Maverick. If such approval is not so obtained, the Plan shall automatically terminate and be deemed void ab initio, and any Options awarded thereunder shall be terminated and be of no further force and effect. The Plan shall remain in effect until the earlier of ten (10) years from the effective date or termination by the Board of Directors of Maverick (the "Board"). If the Plan is terminated by the Board, no Options may be awarded after the effective date of such termination but, subject to the second sentence of this Article II, Options previously granted shall remain outstanding in accordance with all applicable terms and conditions under which they were granted and the terms and conditions of the Plan.

                            III. Plan Administration

The Plan shall be administered by a committee of and appointed by the Board consisting of not less than three members of the Board (the "Committee"); provided that so long as Maverick is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"), the members of the Committee shall be "disinterested persons" within the meaning of paragraph
(c)(2)(i) of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the 1934 Act, as such rule or its equivalent is then in effect ("Rule 16b-3"). Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Committee shall act by a majority of its members and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by all of its members.


The Committee shall have the sole authority: (i) to grant Options; (ii) to determine the terms and provisions of the Option agreements (the "Agreements") entered into under the Plan, including the determination of the purchase price of the Stock covered by each Option (the "Exercise Price"), the terms and duration of each Option, the key employees to whom, and the times at which, Options shall be granted, whether the Option shall be an NQSO or an ISO, and the number of shares to be covered by each Option; (iii) to prepare and distribute, in such manner as the Committee determines to be appropriate, information about the Plan; and (iv) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may vary the terms and provisions of the individual Agreements in its discretion, and may fix such waiting and/or vesting periods, exercise dates or other limitations as it shall deem appropriate with respect to Options granted under the Plan including, without limitation, the achievement of specific goals as a condition to vesting, and may specify those conditions upon which such vesting provisions or exercise dates may be accelerated. Notwithstanding the foregoing, the Committee is not authorized to make any determination inconsistent with the requirements, restrictions, prohibitions or limitations specified in the Plan.


The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provisions of the Plan and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the fullest extent permitted by law. The members of the Committee shall be named as insureds in connection with any directors and officers liability insurance coverage that may be in effect from time to time.


                                 IV. Eligibility

Only key employees of the Company shall be eligible to receive Options under the Plan. In granting Options to an employee, the Committee shall take into consideration the contribution the employee has made or may make to the success of the Company and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company with regard to these matters. In no event shall any employee or his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.


                          V. Shares Subject to the Plan

Subject to adjustment as provided in Article VII, the aggregate number of shares which may be issued pursuant to the exercise of Options granted under the Plan shall not exceed 300,000. Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by Maverick. Any of such shares which remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan and the expiration of all Options granted under the Plan, Maverick shall at all times reserve for issuance upon the exercise of Options granted under the Plan a sufficient number of shares to meet the requirements of the Plan and the outstanding Options. If any Option, in whole or in part, terminates by expiration or for any other reason other than exercise, the shares reserved for issuance upon exercise of such Option shall be available for later grants under the Plan.


                              VI. Grants of Options

Options granted under the Plan shall be of such type (ISO or NQSO), for such number of shares of Stock, and subject to such terms and conditions as the Committee shall designate. The Committee may grant Options to any eligible individual at any time and from time to time during the term of the Plan as set forth in Article II. For purposes of the Plan, the date on which an Option is granted is referred to as the "Grant Date."


To the extent that the aggregate Market Value Per Share (determined at the Grant
Date) of Stock with respect to which ISOs (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such ISOs shall be treated as NQSOs. The foregoing limitation on ISOs shall be applied by taking into account the ISOs in the order in which they were granted.


Options granted pursuant to the Plan shall be evidenced by Agreements that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the Plan, as the Committee shall deem advisable. References herein to "Agreements" shall include, to the extent applicable, any amendments to such Agreements.


A. Payment of Option Exercise Price. Upon exercise of an Option, the full Exercise Price for the shares with respect to which the Option is being exercised shall be payable to the Company: (i) in cash or by check payable and acceptable to the Company; (ii) subject to the approval of the Committee, by tendering to the Company shares of Stock owned by the optionee having an aggregate Market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; or (iii) subject to the approval of the Committee and to such instructions as the Committee may specify, at the optionee's written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the optionee, provided that the optionee has irrevocably instructed such broker to remit directly to the Company on the optionee's behalf the full amount of the Exercise Price from the proceeds of such sale; provided, that in the case of an ISO, clauses (ii) and (iii) above shall apply only if Committee approval is given on or prior to the Grant Date and the Agreement expressly provides for such payment terms. In the event the optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of shares of Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares of Stock being tendered upon the exercise. Payment instruments will be received subject to collection.


B. Number of Shares. Each Agreement shall state the total number of shares of Stock that are subject to the Option.


C. Exercise Price. The Exercise Price for each Option shall be fixed by the Committee at the Grant Date, but (i) in no event may the Exercise Price per share for shares of Stock subject to an ISO be less than the Market Value Per Share (as defined below) on the Grant Date; and (ii) in no event may the Exercise Price for shares of Stock subject to an ISO granted to an employee who owns (including ownership through the attribution provisions of Section 424(d) of the Code) in excess of 10 percent of the outstanding voting stock of the Company (a "10 percent Stockholder") be less than 110 percent of the Market Value Per Share on the Grant Date.


D. Market Value Per Share. The "Market Value Per Share" as of any particular date ("Date") shall be determined as follows: (i) if the Stock is listed for trading on a national or regional stock exchange or is included in the NASDAQ National Market or Small-Cap Market, the closing selling price quoted on such exchange or in such market which is published in The Wall Street Journal for the trading day immediately preceding the Date, or if no trade of the Stock shall have been reported for the Date, the closing price quoted on such exchange or in such market which is published in The Wall Street Journal for the next day prior thereto on which a trade of the Stock was reported; or (ii) if the Stock is not so listed, admitted to trading or included in such market, the average of the highest reported bid and lowest reported asked prices as quoted in the "pink sheets" published by the National Daily Quotation Bureau for the first day immediately preceding the Date on which the Stock is traded. If shares of the Stock are not listed or admitted to trading on any exchange, included either of such markets, or quoted in the "pink sheets," the "Market Value Per Share" shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.


E. Term. The term of each Option shall be determined by the Committee at the Grant Date; provided, however, that each Option shall, notwithstanding anything in the Plan or an Agreement to the contrary, expire not more than ten years (five years with respect to an ISO granted to an employee who is a 10 percent Stockholder) from the Grant Date or, if earlier, the date specified in the Agreement.


F. Terms Governing Exercise. In the discretion of the Committee, each Agreement may contain provisions stating that the Option granted therein may not be exercised in whole or in part for a period or periods of time or until the achievement of specific goals, in either case as specified in such Agreement. Except as so specified therein, any Option may be exercised in whole at any time or in part from time to time during its term, provided that in no event shall an Option, or any portion thereof, be exercisable until at least six months after the date of grant of such Option. No ISO granted to a 10 percent Stockholder may be exercisable later than five years from the Grant Date.


G. Termination of Employment. If an individual's employment with the Company shall terminate for a reason other than: (i) retirement in accordance with the terms of a retirement plan or policy of Maverick or one of its subsidiaries ("Retirement"); (ii) permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) death, the individual's Options shall remain exercisable by him or her only within three months after such termination, provided that such Option has not expired according to its terms, and only to the extent any Option was exercisable immediately prior to such termination of employment.


If termination of employment is due to Retirement or permanent disability, the individual shall have the right to exercise any Option at any time within the 12-month period (three-month period in the case of Retirement for Options that are ISOs) following such termination of employment, provided that such Option has not expired according to its terms, and only to the extent any Option was exercisable immediately prior to such termination of employment.


Whether any termination of employment is due to Retirement or permanent disability and whether an authorized leave of absence or absence for military or government service or for other reasons shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee in its sole discretion.


If an individual shall die while entitled to exercise an Option, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right to exercise the Option at any time within the 12-month period following the date of the optionee's death, provided that such Option has not sooner expired according to its terms, and only to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.


Options may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations other than the Company who become key employees of the Company as a result of a merger or consolidation of such other corporation with any entity within the Company, the acquisition by any entity within the Company of assets of such other corporation, or the acquisition by any entity within the Company of stock of such other corporation with the result that such other corporation becomes a subsidiary of an entity within the Company.

                        VII. Changes in Capital Structure


The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of Maverick to make or authorize any adjustment, recapitalization, reorganization or other change in Maverick's capital structure or its business, any merger or consolidation of Maverick, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of Maverick or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.


The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the termination of the Plan or the expiration of an Option theretofore granted, Maverick shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by Maverick, the remaining shares of Stock available under the Plan and the number of shares of Stock with respect to which such Option may thereafter be exercised: (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased and the Exercise Price per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced and the Exercise Price per share shall be proportionately increased, such that there shall be no change in the aggregate Exercise Price applicable to the unexercised portion of the Option. Adjustments under this Article VII shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.


Except as may otherwise be expressly provided in the Plan, the issuance by Maverick of shares of capital stock of any class or securities convertible into shares of capital stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Maverick convertible into such shares of capital stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Options theretofore granted or the Exercise Price per share with respect to outstanding Options.


If Maverick effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of an Option granted before the Fundamental Change the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of capital stock and securities to which the optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.


Notwithstanding anything to the contrary contained in this Article VII, upon the dissolution or liquidation of Maverick, or upon a reorganization, merger or consolidation of Maverick with one or more corporations as a result of which Maverick is not the surviving corporation (or, in the case of a three party merger where Maverick, while the surviving corporation, becomes a subsidiary of another corporation), or upon a sale of substantially all of the assets of Maverick, then the Plan shall terminate, and any Options granted under the Plan shall terminate on the date before the consummation of the transaction, and the Committee shall have the right, but shall not be obligated, to accelerate the time in which any Option may be exercised prior to such termination, unless provision shall be made in writing in connection with such transaction for the continuance of the Plan, for the assumption of Options previously granted, or the substitution for such Options with new options to purchase the stock of a successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and the option price, in which event the Plan and Options previously granted shall continue in the manner and under the terms so provided; provided, however, that the Committee or the Board shall have the authority to amend this Article to require that a successor assume all obligations under any outstanding Options.


                           VIII. Employee's Agreement

If, at the time of the exercise of any Option, in the opinion of counsel for Maverick, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual shall be required, upon the request of Maverick, to execute and deliver to Maverick, an agreement to such effect.


                          IX. Amendment and Termination

Subject to any requirement of stockholder approval contained in Section 422 of the Code or Rule 16b-3, the Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any Options hereunder; provided, that no change in any Option granted before such time may be made which would impair the rights of the optionee without the consent of such optionee.


                X. Preemption by Applicable Laws and Regulations

Anything in the Plan or any Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified in the Plan or in any Agreement for the making of any determination with respect to the issuance or other distribution of shares of Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either Maverick or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination, the issuance or distribution of such shares or the making of such determination shall be deferred until such action shall have been taken.


                                XI. Miscellaneous

A. No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company.


B. Employment with Subsidiaries. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any subsidiary of Maverick.


C. No Rights as a Stockholder. An employee shall have no rights as a stockholder with respect to shares issuable upon exercise of an Option until the date of the issuance of shares to the employee pursuant to such exercise. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.


D. No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving any employee, such employee's beneficiaries, or any other person any equity or other interest of any kind in any assets of Maverick or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between Maverick or any subsidiary and any such person.


E. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent Maverick or any subsidiary from taking any corporate action that is deemed by it to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Option granted under the Plan. No employee, beneficiary or other person shall have any claim against Maverick or any subsidiary as a result of any such action.


F. Non-assignability. Neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest arising under the Plan or any Option granted under the Plan; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or an Option granted under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the Agreement evidencing such Option.


G. Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to the Plan shall be used for general corporate purposes.


H. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the law of conflicts. Titles and headings to articles in the Plan are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.


I. Tax Withholding. The Company shall have the right to take all necessary action to satisfy applicable obligations to withhold amounts pursuant to federal, state, or local tax law, including, without limitation, the deduction from shares of Stock delivered to an optionee upon exercise of an NQSO shares having an aggregate value equal to or less than the amount required to be withheld. The Committee may permit optionees to elect whether to pay cash or to use shares of Stock to satisfy tax withholding requirements. Shares so used shall be valued at the Market Value Per Share as of the date of the event triggering a withholding obligation.

J. Registration under Securities Act of 1933 and Acceptance for Trading. It is intended that the Options and the Stock covered by the Plan will be registered under the Securities Act of 1933, as amended. At the time any shares of Stock are issued or transferred pursuant to the exercise of an Option, such shares will have been accepted for trading on the NASDAQ Stock Market.

                             FIRST AMENDMENT TO THE
                            MAVERICK TUBE CORPORATION
                             1994 STOCK OPTION PLAN


THIS FIRST AMENDMENT TO THE MAVERICK TUBE CORPORATION 1994 STOCK OPTION PLAN ("First Amendment") is adopted as of this 2nd day of February, 1998.

WHEREAS, Maverick Tube Corporation, a Deleware corporation ("Maverick") has established the Maverick Tube Corporation 1994 Stock Option Plan (the "Plan") dated November 16, 1994;

WHEREAS, Section IX of the Plan provides among other things, that the Board of Directors of Maverick (the "Board") may amend the Plan, subject to certain conditions; and

WHEREAS, the Board belives that it would be in the best interest of Maverick to amend the Plan as provided herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section V of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "Subject to the adjustment as provided in Article VII, the aggregate number of shares which may be issued pursuant to the exercise of Options Granted under the Plan shall not exceed 1,000,000.

2. All references in the Plan to "the Plan" shall be deemed to include this First Amendement from and after the date the First Amendement is adopted.

IN WITNESS WHEREOF, this First Amendment has bee duly executed by authority of the Board as of the day and year first above written.


                                  MAVERICK TUBE CORPORATION



                                  By:_/s/ Gregg M. Eisenberg_____________
                                  Title:   President and Chief Executive Officer

                               SECOND AMENDMENT TO
                            MAVERICK TUBE CORPORATION
                             1994 STOCK OPTION PLAN


THIS SECOND AMENDMENT TO THE MAVERICK TUBE CORPORATION 1994 STOCK OPTION PLAN ("Second Amendment") is adopted as of this ____ day of ______________________, 2001.

WHEREAS, Maverick Tube Corporation, a Delaware corporation ("Maverick") has established the Maverick Tube Corporation 1994 Stock Option Plan (the "Plan") dated November 16, 1994;

WHEREAS, Section IX of the Plan provides, among other things, that the Board of Directors of Maverick (the "Board") may amend the Plan, subject to certain conditions; and

WHEREAS, the Board believes that it would be in the best interest of Maverick to amend the Plan as provided herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section V of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

"Subject to the adjustment as provided in Article VII, the aggregate number of shares which may be issued pursuant to the exercise of Options granted under the Plan shall not exceed 1,500,000."

2. All references in the Plan to "the Plan" shall be deemed to include this Second Amendment from and after the date the Second Amendment is adopted.

IN WITNESS WHEREOF, this Second Amendment has been duly executed by authority of the Board as of the day and year first above written.

                                                     MAVERICK TUBE CORPORATION



                                                     By:
                                                         Gregg M. Eisenberg
                                                         Chairman of the Board,
                                                         President and Chief
                                                         Executive Officer

PROXY                                                                     PROXY


                            MAVERICK TUBE CORPORATION
                This Proxy is Solicited By the Board of Directors
               For the Annual Meeting of Stockholder - May 1, 2001

The undersigned hereby appoints GREGG M. EISENBERG and PAMELA G. BOONE, and each of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of stock of MAVERICK TUBE CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Doubletree Hotel and Conference Center, 16625 Swingley Ridge Road, Chesterfield, Missouri 63017, at 4:00 P.M., Central Standard Time on Tuesday, May 1, 2001, and at all adjournements, thereof, hereby revoking any proxy heretofore given with respect to such stock, and the undersigned authorize and instructs said proxies to vote as follows:

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                            MAVERICK TUBE CORPORATION
    PLEASEMARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]



                                                   For   Withhold   For All
1. Election of Directors:  Nominees(s):            All     All      Except*
01 Gregge M. Eisenberg   02 William E. Macaulay   [    ]  [    ]    [    ]
03 C. Robert Bunch       04 C. Adams Moore
05 David H. Kennedy      06 Wayne P. Mang
07 Rhys T. Eyton         08 Dennis G. Flanagan
09 Donald A. Pether      10 Norman W. Robertson

__________________________________________________________
*(To withhold aurhority for any individual nominee, print that nominees name on the line provided above and mark the box under "For All Except")


                                          For   Against   Abstain
2. Proposal to approve the Second Amend- [   ]   [   ]     [   ]
    ment to the Maverick Tube Corporation Stock Option Plan.


3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and all adjourments thereof.

Dated:
      --------------------------------------
Signature(s):
             -------------------------------


--------------------------------------------


This Proxy when properly executed will be voted in themanner directed herin By the stockholder(s) signing same. If no direction is given, this Proxy will be Voted FOR Proposals 1 and 2.

Please sign exactly as name appears on this Proxy Card. When shares are held by Joint tenants, both should sign. When signing as attorney-in-fact, personal represen- tative, trustee or juardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                            MAVERICK TUBE CORPORATION

                       DIRECTION TO BE GIVEN BY HOLDERS OF
               EXCHANGEABLE SHARES OF MAVERICK TUBE (CANADA) LTD.
               FOR THE MAY 1, 2001 ANNUAL MEETING OF STOCKHOLDERS
                          OF MAVERICK TUBE CORPORATION

The undersigned: (i) is a registered holder of Exchangeable Shares of Maverick Tube (Canada) Ltd. ("Maverick Canada"); (ii) has received the Notice of Annual Meeting of Stockholders of Maverick Tube Corporation, a Delaware corporation ("Maverick Tube"), to be held at the Doubletree Hotel and Conference Center, 16625 Swingley Road, Chesterfield, Missouri on Tuesday, May 1, 2001, at 4:00 p.m., local time (the "Meeting"), the Proxy Statement and the Information Statement dated March 23, 2001; and (iii) DOES HEREBY INSTRUCT AND DIRECT CIBC MELLON TRUST COMPANY (the "Trustee"), pursuant to the provisions of the Voting and Exchange Trust Agreement dated as of September 22, 2000 (the "Agreement") among Maverick Tube, Maverick Canada and the Trustee, as follows:

                  (PLEASE SELECT ONE OF ALTERNATIVES A, B OR C)

ALTERNATIVE A. |_| The undersigned does not wish to attend the Meeting in person. The Trustee is directed to vote or cause to be voted, whether by proxy given by the Trustee to a representative of Maverick Tube or otherwise, including personal attendance at the Meeting by a representative of the Trustee, at the Meeting, or any adjournment or postponement thereof as follows:

    (PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A.)

1. |_| FOR the election of all of the following director nominees:

01-Gregg M. Eisenberg, 02-William E. Macaulay, 03-C. Robert Bunch, 04-C. Adams Moore, 05-David H. Kennedy, 06-Wayne P. Mang, 07-Rhys T. Eyton, 08-Dennis G. Flanagan, 09-Donald A. Pether, 10-Norman W. Robertson, and 11-J. Donald Wilson;

|_| FOR ALL EXCEPT (Instruction: To withhold authority for any individual director nominee, print that nominee's name on the line provided above and mark the box next to "FOR ALL EXCEPT"); or

|_| WITHHOLD FROM VOTING for the election of all director nominees; and

2. |_| FOR |_| AGAINST or |_| ABSTAIN FROM VOTING ON the proposal to approve the Second Amendment to the Maverick Tube Corporation 1994 Stock Option Plan; and

3. To act for and on behalf of the undersigned in relation to any other business as may properly come before the Meeting or any adjournment or postponement of the Meeting with all the powers that the undersigned would possess if personally present and acting thereat, including the power to exercise the Holder Votes (as defined in the Agreement) to which the undersigned is entitled at the Meeting, or any adjournment or postponement thereof.

(PLEASE NOTE: THE TRUSTEE WILL VOTE AS DIRECTED BUT, IN THE ABSENCE OF ANY DIRECTION, THE HOLDER VOTES TO WHICH YOU ARE ENTITLED TO VOTE WILL NOT BE EXERCISED.)

ALTERNATIVE B. |_| The undersigned wishes to attend the Meeting and vote in person. The Trustee is directed to deliver a proxy card to the undersigned at the Meeting, with respect to all Exchangeable Shares of Maverick Canada held of record by the undersigned on the record date for the Meeting (and not subsequently disposed of) (the "Exchangeable Shares") so that the undersigned may exercise personally the Holder Votes (as defined in the Agreement) to which the undersigned is entitled at the Meeting, or any adjournment or postponement thereof.

ALTERNATIVE C. |_| The undersigned wishes to appoint a person to attend the Meeting on behalf of the undersigned as the proxy of the undersigned. The Trustee is directed to deliver a proxy card to at the Meeting, as the designee of the undersigned to attend and act for and on behalf of the undersigned at the Meeting, with respect to the Exchangeable Shares, with all the powers that the undersigned would possess if personally present and acting thereat, including the power to exercise the Holder Votes (as defined in the Agreement) to which the undersigned is entitled at the Meeting, or any adjournment or postponement thereof.



_______________________________________________________________________________
           (Signature of Registered Holder of Exchangeable Shares)

________________________________________________________________________________
           (Name of Registered Holder of Exchangeable Shares - Please print)

Date: ___________________________________, 2001

PLEASE DATE AND SIGN ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE TITLE AS SUCH. IF JOINT ACCOUNT, EACH JOINT OWNER SHOULD SIGN.

                INFORMATION STATEMENT REGARDING THE EXCHANGEABLE
                      SHARES OF MAVERICK TUBE (CANADA) LTD.

To: Holders of Exchangeable Shares

Enclosed are proxy materials relating to Maverick Tube Corporation ("Maverick Tube"), the parent company of Maverick Tube (Canada) Ltd. ("Maverick Canada"), in connection with the upcoming annual meeting of stockholders of Maverick Tube (the "Meeting") which will occur at the Doubletree Hotel and Conference Center, 16625 Swingley Ridge Road, Chesterfield, Missouri on Tuesday, May 1, 2001 at 4:00 p.m., local time. This Information Statement describes how a registered holder of exchangeable shares of Maverick Canada ("Exchangeable Shares") can instruct the CIBC Mellon Trust Company (the "Trustee") to vote at the Meeting.

Proxy materials relating to Maverick Tube are being provided to you because, as a registered holder of Exchangeable Shares, you have voting rights at stockholders meetings of Maverick Tube. Pursuant to orders or rulings issued by the Canadian provincial securities commissions, Maverick Tube is required to provide holders of Exchangeable Shares with all disclosure material furnished to holders of Maverick Tube common stock ("Maverick Tube Common Stock"). These proxy materials have been prepared in accordance with the requirements of United States corporate and securities laws.

Economic Equivalency of Exchangeable Shares and Maverick Tube Common Stock

The Exchangeable Shares provide their holders with a security of Maverick Canada having economic and voting rights that are, as nearly as practicable, equivalent to those of a share of Maverick Tube Common Stock. In particular, Exchangeable Shares are: (a) entitled to direct the Trustee to vote at stockholders' meetings of Maverick Tube;

(b) entitled on the liquidation, dissolution or winding up of Maverick Tube to be automatically exchanged for Maverick Tube Common Stock;

(c) entitled on the liquidation, dissolution or winding-up of Maverick Canada to be exchanged for Maverick Tube Common Stock;

(d) exchangeable or redeemable at the option of the holder at any time for Maverick Tube Common Stock; and

(e) entitled to dividends from Maverick Canada payable at the same time as any dividends paid by Maverick Tube on Maverick Tube Common Stock.

As a result of the economic equivalency of the Exchangeable Shares and the Maverick Tube Common Stock, holders of Exchangeable Shares effectively have a participating interest in Maverick Tube through Maverick Canada. Maverick Canada is simply a holding company through which Maverick Tube owns its equity interest in Prudential Steel Ltd. Accordingly, information respecting the financial condition and results of operations of Maverick Canada would not be meaningful to holders of Exchangeable Shares because the value of the Exchangeable Shares is dependent on the consolidated financial condition and results of operations of Maverick Tube. To ensure that you receive meaningful disclosure respecting the nature of your investment, you are being provided with the same disclosure material that Maverick Tube provides to all of the holders of Maverick Tube Common Stock.

Right to Direct Voting At Meetings of Maverick Tube Stockholders

The Trustee is the holder of one share of the Special Voting Stock of Maverick Tube, which entitles the Trustee to the number of votes at the Meeting equal to the number of outstanding Exchangeable Shares on the record date of the Meeting (other than Exchangeable Shares held by Maverick Tube and by entities controlled by Maverick Tube). The Trustee(s) votes may be exercised only in accordance with the instructions of the holders of the Exchangeable Shares of Maverick Canada.

A form of direction (the "Direction") is enclosed with this Information Statement to permit you to give your instructions to the Trustee. The Direction should be completed as soon as possible and returned to CIBC Mellon Trust Company, 200 Queens Quay East, Unit 6, Toronto, Ontario M5A 4K9. Please note that, unless the Direction has been received by the Trustee by 5:00 p.m. (Toronto time) on April 30, 2001 (the "Filing Time"), your voting rights will not be exercised.

You are entitled to instruct the Trustee to give a proxy card to a representative of Maverick Tube to exercise the Holder Votes at the Meeting in accordance with your instructions. This alternative appears as Alternative A on the Direction. If you choose this alternative, you should complete items 1 and 2 under Alternative A on the Direction, which identifies the items of business to be considered and voted on at the Meeting. If any other item of business properly comes before the Meeting and you have selected Alternative A, the Direction will also give the Trustee the same right to attend and act for and on your behalf with all the powers you would possess if personally present and acting at the meeting as described in item 3 on the Direction. Alternatively, a registered holder of Exchangeable Shares is entitled to attend the Meeting and to vote in person, or to designate a person who will attend the Meeting and vote on the holder(s) behalf. These alternatives appear as Alternatives B and C, respectively, on the Direction. If you choose one of these alternatives, you can instruct the Trustee to provide you with a proxy card which will be delivered to you (or the person designated by you) at the Meeting by the Trustee's representatives upon the presentation of satisfactory identification. At the Meeting, you (or the person designated by you) will be entitled to cast one vote for each Exchangeable Share held by you on the record date for the Meeting (and not subsequently disposed of) (the "Holder Votes") in respect of each matter to be voted on at the Meeting.

In addition to revocation in any manner permitted by law, you may revoke or amend your instructions in the Direction by filing an instrument in writing executed by you, or by your attorney authorized in writing, and delivered to the office of the Trustee shown above at any time up to and including the Filing Time. Your instructions may also be revoked in person at the Doubletree Hotel and Conference Center on the date of the meeting prior to 3:00 p.m. local time, by submitting written revocation of your instructions and satisfactory identification to the Trustee's representatives. In the event that the Meeting is adjourned, your instructions may be revoked or amended at any time up to and including 5:00 p.m. (Toronto time) on the business day prior to the day of any adjournment of the Meeting by delivering an instrument in writing to the office of the Trustee (in the manner described above), or your instructions may be revoked in person at any adjournment of the Meeting not less than one hour prior to the time of such adjourned meeting.

Failure to comply with the foregoing will not affect your right to attend the Meeting, or any adjournment thereof, and to vote in person so long as satisfactory identification is presented to the Trustee's representatives.